Exhibit 10.5

SEVENTH AMENDMENT TO A LEASE AGREEMENT

BETWEEN DOMINO’S FARMS OFFICE PARK LLC

(LANDLORD) AND DOMINO’S PIZZA LLC (TENANT)

THIS SEVENTH AMENDMENT TO A LEASE AGREEMENT is made April 19, 2016 by and between DOMINO’S FARMS OFFICE PARK LLC, a Michigan Limited Liability Company, f/k/a Domino’s Farms Office Park Limited Partnership (Landlord) and DOMINO’S PIZZA LLC (Tenant).

WHEREAS, Landlord entered into a Lease Agreement (the Lease) for a portion of the office building known as Domino’s Farms Prairie House located at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106 with Domino’s Pizza, Inc., whose successor in interest is Domino’s Pizza LLC (Tenant), for a term of five (5) years commencing as of December 21, 1998; and

WHEREAS, Landlord and Tenant extended the term of the Lease Agreement, included additional space as a part of the Premises, and incorporated additional provisions via a FIRST AMENDMENT TO LEASE dated August 8, 2002; and

WHEREAS, Landlord and Tenant amended the Lease on May 5, 2004 by replacing Section B (Premises) of the FIRST AMENDED STANDARD LEASE SUMMARY; and

WHEREAS, Landlord and Tenant amended the Lease on November 18, 2009 to clarify actual size of the warehouse and to add an additional 4,790 usable square feet of space, and

WHEREAS, Landlord and Tenant amended the Lease in April, 2010 for the temporary lease of additional space, and

WHEREAS, Landlord and Tenant amended the Lease on August 28, 2012 to expand the primary Premises and extend the Term of the Lease, and

WHEREAS, Landlord and Tenant amended the Lease in February, 2015 for the temporary lease of additional space, and

WHEREAS, via the Sixth Amendment to Lease, Landlord and Tenant amended the Lease in February 2015 to expand the primary Premises, and

WHEREAS, Tenant desires to expand the Premises to which said Lease shall apply;

NOW, THEREFORE, Landlord and Tenant agree to the following:

Tenant shall expand into a suite located at Lobby H, Level 3 known as Suite H-3300. Said suite is 5,607 usable square feet, which equates to 6,448 rentable square feet. See attached floor plan. Tenant will accept the suite is “as-is” configuration and condition. Tenant shall be responsible for the cost of any modifications to the suite.

The Office Space, Lab Space and Conference Center square footage will now total 229,551 rentable square feet, based upon 199,609 usable square feet with a 15% common area factor.

Tenant shall have access to the suite effective April 19, 2016. However, the commencement date for the rent for the additional space will be May 1, 2016.

The rent for this additional suite shall be at the same rate and subject to the same annual increases as the primary Premises.

Tenant shall have an option to terminate the rental of Suite H-3300 on or before December 31, 2018. To exercise said option, Tenant shall notify the Landlord in writing six (6) months prior to the desired ending date for the lease of this specific suite.

In the event Tenant does not elect to terminate early, then the term for this additional suite shall be co-terminus with the Primary Premises.

All other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto executed this SEVENTH AMENDMENT TO LEASE AGREEMENT as of the day and year first above written.

TENANT:		LANDLORD:
DOMINO’S PIZZA LLC		DOMINO’S FARMS OFFICE PARK LLC
(a Michigan limited liability company)		(a Michigan limited liability company)

By:	/s/ Jeffrey D. Lawrence	By:	/s/ Paul R. Roney
Paul R. Roney
Its:	EVP & CFO	Its:	Manager

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